Execution Version

INDEPENDENT DIRECTOR’S CONTRACT

THIS AGREEMENT (the “Agreement”) is made as of August 3, 2007 and is by and between Puda Coal, Inc. a Florida corporation (hereinafter referred to as the “Company”), and Lawrence S. Wizel (the “Director”).

BACKGROUND

The Company desires to retain the Director for the duties of independent director and the Director desires to be retained for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1. DUTIES. The Company hereby requires that the Director be available to perform such duties (i) as may be determined and assigned by the Board of Directors of the Company, and (ii) that are specified in the Company’s Articles of Incorporations and Bylaws to be performed by directors. The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company as described in the preceding sentence.

2. TERM. Except in the case of early termination, as hereinafter specifically provided, the term of this Agreement shall commence as of August 3, 2007 and shall continue for as long as the Director serves as a director of the Company.

3. COMPENSATION. For all services to be rendered by the Director in any capacity hereunder, the Company agrees to pay the Director an annual fee of (i) $40,000 in cash and (ii) 12,500 shares of common stock of the Company. The initial fee should be 50% of the annual fee, which is considered earned when paid and is nonrefundable. The initial payment for the services of the Director for services rendered is due upon execution of this Agreement; thereafter, payment of 50% of the annual fee shall be due on or before the first date of each six succeeding months. Such fee may be adjusted from time to time as agreed by the parties.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for business related travel, including business class flight tickets for trips between U.S. and China, meal and other miscellaneous expenses incurred in the performance of the Director’s duties for the Company; provided, however, that such expenses shall be approved by the Company in writing prior to the Director incurring such expenses. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY AND INSIDER TRADING. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential or non-public information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information or engage in any illegal inside trading activities.

6. NOTICE OF MATERIAL CHANGE IN FINANCIAL CONDITION OF THE COMPANY. The Company shall endeavor to notify the Director in writing, at the earliest practicable time, of any material adverse change in the financial condition of the Company.

7. TERMINATION. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination and incurred in accordance with this Agreement. If termination occurs prior to the last date of any succeeding six months after the first six months of this agreement, the Company shall be entitled to receive, within thirty (30) days after written request by the Company, a prorated refund of the portion of the fee that relates to the period after the termination date. Such written request must be submitted within ninety (90) days of the termination date. Nothing contained herein or omitted herefrom shall prevent the Director(s) of the Company from removing the Director with immediate effect at any time for any reason.

8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Florida, and as provided by, or granted pursuant to, any charter provision, both as to action in the Director’s official capacity and as to action in another capacity while holding such office, except for matters arising out of the Director’s gross negligence or willful misconduct. The Company shall carry a minimum of $10,000,000 directors and officers insurance.

9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing and delivered in person or mailed at the following addresses or facsimiled to the following number:

To the Company:
Attention: Wenwei Tian
Address: 426 Xuefu Street, Taiyuan, Shanxi Province, The People’s Republic of China
Facsimile: 01186-351-703-4404

To the Director:	Lawrence S. Wizel
Address: 32 Yale drive, Manhasset, NY 11030
Facsimile: 1-212-953-1301

12. GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of China without reference to its conflicts of laws principles. Any dispute arising from or in connection with this contract shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration, which shall be conducted in accordance with CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and biding upon both parties. The parties agree that: (a) The venue of arbitration is Beijing. The hearing of arbitration may be conducted in Beijing or, to the extent permitted by CIETAC’s arbitration rules, any other place as agreed on by the parties as the most convenient place; (b) The language to be used during the arbitration proceedings should be English; (c) A one-arbitrator tribunal will be appointed jointly by both parties and the arbitration should follow the ordinary proceeding. In case the parties fail to jointly appoint the arbitrator, the arbitrator should be appointed by the chairman of CIETAC upon the joint authorization of the parties. The parties may select arbitrators from the panel of arbitrators provided by CIETAC, and to the extent permitted by CIETAC’s arbitration rules, from outside of the panel.

13. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14. MISCELLANEOUS. (a) If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein; (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

15. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this independent director’s contract to be duly executed and signed as of the day and year first above written.

PUDA COAL, INC. a Florida corporation

By:	/s/ Ming Zhao

Ming Zhao, Chief Executive Officer

INDEPENDENT DIRECTOR

By:	/s/ Lawrence S. Wizel

Lawrence S. Wizel